Exhibit 99.1

PROXY
Preliminary—subject to completion
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
FAR PEAK ACQUISITION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas W. Farley and David W. Bonanno (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Far Peak Acquisition Corporationl (“FPAC”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of shareholders of the Company to be held on    , 2022 at 9:00 a.m. Eastern Time, virtually at https://www.cstproxy.com/farpeak/2021 (the “Extraordinary General Meeting”), and at any adjournments and/or postponements thereof.
This notice of the Extraordinary General Meeting, the accompanying proxy statement/prospectus and to attend the virtual Extraordinary General Meeting, please go to: https://www.cstproxy.com/farpeak/2021
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 4.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side)
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on    , 2022.
This notice of the Extraordinary General Meeting, the accompanying proxy statement/prospectus and to attend the virtual Extraordinary General Meeting, please go to: https://www.cstproxy.com/farpeak/2021

**Far Peak Acquisition Corporation — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 4.** Please mark vote as indicated in this example [X]

**Proposal No. 1 — The Business Combination Proposal —** to consider and vote upon, as an ordinary resolution, the Business Combination, pursuant to the Business Combination Agreement, dated as of July 8, 2021 (the "Business Combination Agreement"), by and among FPAC, Bullish, a Cayman Islands exempted company ("Bullish"), BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish ("Merger Sub 1"), BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish ("Merger Sub 2", and together with Merger Sub 1 the "Merger Subs"), and Bullish Global, a Cayman Islands exempted company ("Bullish Global"), whereby on the Closing Date FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the "Initial Merger"). Following the Initial Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the "Acquisition Merger" and, together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the "Business Combination").

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 2 — The Merger Proposal —** to consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex C to the accompanying proxy statement/prospectus) and to authorize the Initial Merger of FPAC with and into Merger Sub 1 with Merger Sub 1 surviving the Initial Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Organizational Documents Proposals —** to consider and vote upon six separate proposals to approve the material differences between the amended and restated memorandum and articles of association of Bullish to be in effect following the consummation of the Business Combination and FPAC's current amended and restated memorandum and articles of association (the "Organizational Documents Proposals"), specifically:

**Proposal No. 3 — The Organizational Documents Proposal A —** a special resolution, to approve that the name of the new public entity will be "Bullish" as opposed to "Far Peak Acquisition Corp."

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Organizational Documents Proposal B —** a special resolution, to approve that Bullish will have (i) 4,000,000,000 Class A Ordinary Shares authorized; (ii) 950,000,000 Class B Ordinary Shares authorized and (iii) 50,000,000 preference shares authorized, as opposed to FPAC having 500,000,000 Class A ordinary shares authorized, 50,000,000 Class B ordinary shares authorized and 5,000,000 preference shares authorized.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Organizational Documents Proposal C —** a special resolution, to approve that Bullish will not have a classified board.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Organizational Documents Proposal D —** a special resolution, to approve that Bullish will require any amendments to its Articles of Association to be by special resolution rather than certain matters being eligible for amendment by ordinary resolution.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Organizational Documents Proposal E —** a special resolution, to approve that Bullish's corporate existence will be perpetual as opposed to FPAC's corporate existence terminating if a business combination is not consummated by FPAC within a specified period of time.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 3 — The Organizational Documents Proposal F —** a special resolution, to approve that Bullish's constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that FPAC's amended and restated memorandum and articles of association contains.

FOR ☐ AGAINST ☐ ABSTAIN ☐

**Proposal No. 4 — The Adjournment Proposal —** to consider and vote upon, as an ordinary resolution, a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2022

______________________________
Signature

______________________________
(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1 through 4. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.